Exhibit 99.1

                         IN THE SUPREME COURT OF BERMUDA

                             COMPANIES (WINDING-UP)

                          Case Nos: 339 and 340 of 2003

IN THE MATTER OF TRENWICK GROUP LTD.

AND IN THE MATTER OF LASALLE RE HOLDINGS LIMITED

AND IN THE MATTER OF THE COMPANIES ACT 1981

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                                      ORDER
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UPON READING the motion filed on 28 October 2003 in the proceedings under
Chapter 11 of the US Bankruptcy Code ("the Chapter 11 Proceedings) involving the Companies and Trenwick America Corporation (together "the Debtors") for an order pursuant to 11 U.S.C. sections 105(a), 363 and 541 of the Bankruptcy Code and Federal Rules of Bankruptcy Procedure 2003, 6004 and 6007 authorising and approving the sale of certain of the Debtors' assets free and clear of liens, claims and encumbrances ("the MBO motion")

AND UPON READING the motion filed on 28 October 2003 in the Chapter 11 proceedings to approve and authorize sale of certain of the Debtors' Assets free and clear of liens, claims and encumbrances ("the NOLs Motion")

AND UPON HEARING Counsel for the Joint Provisional Liquidators of the above mentioned companies ("the Companies")

IT IS HEREBY ORDERED as follows:

1. That the actions which the Joint Provisional Liquidators propose to take on behalf of the Companies in support of the proposed restructuring of Trenwick Group Ltd and

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      its subsidiaries and affiliates ("the Trenwick Group"), the restructuring entailing (among other things) the following steps:

      1.1 the sale of the Trenwick Group's UK business to a management buy out team comprised of current members of the management of the Trenwick Group's Lloyd's operations, substantially as detailed in the MBO Motion; and

      1.2 the sale of net operating losses of Oak Dedicated Limited, Oak Dedicated Two Limited, Oak Dedicated Three Limited, UK companies within the Trenwick Group, as substantially as detailed in the NOLs Motion be and are hereby sanctioned.

2. That the Joint Provisional Liquidators be at liberty to submit this order in the Chapter 11 Proceedings in support of the NOLs Motion and the MBO Motion if they consider it appropriate to do so.

3. That the costs of this application be taxed and paid out of the assets of the Companies on a solicitor and own client basis.

Dated this 17th day of November 2003.
                                                   /s/ Ian R.C. Kawaley
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                                                       IAN R.C. KAWALEY